Exhibit 99.1

Contacts:

Cubist Pharmaceuticals, Inc.	Euro RSCG Life NRP
Michelle Faulkner	Emily Poe – financial media
Manager, Corporate Communications	(212) 845-4266
(781) 860-8414	emily.poe@eurorscg.com
michelle.faulkner@cubist.com

CUBIST PHARMACEUTICALS REPORTS THIRD-QUARTER 2004 RESULTS

Company Raises 2004 CUBICIN® Revenue Guidance to $55 to $60 million;

Reports $18.0 million in CUBICIN Revenues, a 35% Increase From Second Quarter 2004 Results

EARNINGS CONFERENCE CALL & WEBCAST TODAY (WITH SLIDES) AT 10:30 AM ET

Lexington, MA, October 27, 2004 — Cubist Pharmaceuticals, Inc. (Nasdaq: CBST) today reported results for the third quarter ended September 30, 2004.  During the third full quarter since launch, Cubist achieved $18.0 million in revenue for its flagship antibiotic product Cubicin® (daptomycin for injection), an increase of 35%, or $4.7 million, from second quarter 2004 CUBICIN revenue.

Total net revenue for the three months ended September 30, 2004 was $19.4 million, compared to no revenue for the three months ended September 30, 2003. The quarter-over-quarter increase was attributable to the $18.0 million in net product sales of CUBICIN, as well as the recognition of $1.4 million of deferred revenue related to upfront payments from Chiron Corporation received in 2003.

Research and development expense for the three months ended September 30, 2004 was $14.8 million, compared to $11.9 million for the three months ended September 30, 2003. The increase in research and development costs is primarily due to clinical development of Cubicin for additional indications and expenses related to Cubist’s license agreement with XTL Biopharmaceuticals Ltd. for their investigational monoclonal antibody product currently known as HepeX-B™.  These increases are offset by a decrease from 2003 on expenses related to the CAB-175 program that was discontinued in the first quarter of 2004.

Sales and marketing expense for the three months ended September 30, 2004 was $9.1 million compared to $5.8 million for the three months ended September 30, 2003. This increase was primarily driven by the costs in 2004 of a fully staffed sales and marketing group dedicated to the commercialization of CUBICIN in the U.S., as well as marketing activities and programs related to sales of CUBICIN that began in November 2003.

For the quarter ended September 30, 2004, net loss was $17.7 million or $0.44 per share, compared to $34.2 million or $1.12 per share for the same period in 2003. As of September 30, 2004, Cubist had $63.2 million in cash, cash equivalents and marketable securities. The total number of common shares outstanding as of September 30, 2004 was 40,327,292.

******************CONFERENCE CALL & WEBCAST INFORMATION******************

WHEN:  Wednesday October 27, 2004 at 10:30 am ET

LIVE DOMESTIC & CANADA CALL-IN:  (800) 473-6123

LIVE INTERNATIONAL CALL-IN:  (973) 582-2706

24-HOUR REPLAY DOMESTIC & CANADA:  (877) 519-4471

REPLAY PASSCODES (both are required):  Account# 1628/Conference ID # 5255589

CALL WILL ALSO BE BROADCAST LIVE, LISTEN ONLY, VIA THE WEB AT:

www.cubist.com

Replay will be available for 30 days via the Internet;

a transcript of the call will be filed with the SEC and will also be available upon request

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About Cubist

Cubist Pharmaceuticals, Inc. is a biopharmaceutical company focused on the research, development and commercialization of antiinfective products that meet unmet medical needs.  In the U.S., Cubist markets Cubicin® (daptomycin for injection), the first antibiotic in a new class of antiinfectives called lipopeptides.  CUBICIN is currently the only once-daily bactericidal antibiotic approved in the U.S. with activity against both methicillin-susceptible and methicillin-resistant Staphylococcus aureus (MSSA and MRSA) in complicated skin and skin structure infections.  Cubist’s pipeline includes HepeX-B™, a monoclonal antibody biologic currently in the second of two Phase 2 trials to determine its potential for the prevention of infection by the Hepatitis B virus (HBV) in liver transplant patients, and research efforts focused on novel members of the lipopeptide class of molecules.  Cubist is headquartered in Lexington, MA.

Cubist Safe Harbor Statement

Statements contained herein that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and such statements are subject to a variety of risks and uncertainties.  There are a number of important factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements made by Cubist.  These factors include, but are not limited to: (i) the level of acceptance of CUBICIN by physicians, patients, third-party payors, and the medical community generally; (ii) Cubist’s ability to continue to develop, secure additional regulatory approvals for, and successfully market, CUBICIN; (iii) Cubist’s ability to manufacture CUBICIN on a commercial scale; (iv) commercialization of products that are competitive with CUBICIN; (v) Cubist’s ability to discover or in-license drug candidates; (vi) Cubist’s ability to successfully develop drug candidates in its pipeline, including HepeX-B; (vii) Cubist’s ability to successfully commercialize any product or technology developed by Cubist; (viii) Cubist’s ability to establish and maintain successful manufacturing, sales and marketing, distribution, and development collaborations; (ix) legislative or regulatory changes adversely affecting Cubist or the biopharmaceutical industry; (x) Cubist’s ability to protect its intellectual property and proprietary technologies; and (xi) Cubist’s ability to finance its operations.  Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in Cubist’s recent filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in such filings.

Cubist and Cubicin are registered trademarks of Cubist Pharmaceuticals, Inc.;  HepeX-B is a trademark of XTL Biopharmaceuticals Ltd.

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Additional information can be found at Cubist’s web site at www.cubist.com

Tables Follow

CUBIST PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

UNAUDITED

(in thousands)

	September 30, 2004	December 31, 2003
ASSETS
Cash, cash equivalents and investments	$63,243	$142,399
Accounts receivable, net	7,955	1,310
Inventory	5,778	3,793
Property and equipment, net	47,997	45,221
Other assets	29,946	29,835

Total assets	$154,919	$222,558

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Accounts payable	$5,877	$3,655
Accrued expenses	18,820	26,191
Deferred revenue	8,867	13,118
Debt and capital lease obligations	196,223	197,810
Total liabilities	229,787	240,774

Total stockholders’ deficit	(74,868)	(18,216)

Total liabilities and stockholders’ deficit	$154,919	$222,558

CUBIST PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

UNAUDITED

(in thousands, except share and per share data)

	Three months ended September 30,		Nine months ended September 30,
	2004	2003	2004	2003

Product revenues, net	$17,988	$—	$37,526	$—
License fee revenues	1,417	—	4,251	—
Collaborative agreement and other revenues	20	—	854	357
Total revenues	19,425	—	42,631	357

Operating expenses:
Cost of product revenue	6,440	—	13,403	—
Research and development	14,818	11,887	41,314	41,131
Sales and marketing	9,101	5,822	25,364	11,905
General and administrative	3,991	13,157	13,190	21,805
Total operating expenses	34,350	30,866	93,271	74,841

Operating loss	(14,925)	(30,866)	(50,640)	(74,484)

Interest income	378	393	1,289	1,705
Interest expense	(3,170)	(3,395)	(9,517)	(10,221)
Other income (expense)	12	(340)	46	(470)
Total other expense, net	(2,780)	(3,342)	(8,182)	(8,986)

Net loss	$(17,705)	$(34,208)	$(58,822)	$(83,470)

Basic and diluted net loss per common share	$(0.44)	$(1.12)	$(1.46)	$(2.80)

Basic and diluted weighted average number of common shares	40,307,270	30,489,890	40,226,547	29,785,705

Additional information can be found at Cubist’s web site at www.cubist.com